UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

Invesco Mortgage Capital Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

During Invesco Ltd.'s (NYSE:IVZ) fourth quarter earnings call on January 26, 2017, the following disclosure regarding Invesco Mortgage Capital Inc. (NYSE:IVR or the "Company") was made in prepared remarks by Invesco Ltd.'s management. (Invesco Ltd. is the indirect parent of the Company's manager, Invesco Advisers, Inc.):

"Long-term passive net flows were also impacted by an outflow of $1.3 billion, reflecting a reduction in leverage in our mortgage capital business, IVR. This move was in support of our portfolio management strategy."

As of December 31, 2016, the Company's management estimates the Company's total assets declined $1.2 billion and debt-to-equity ratio declined by 0.2x to approximately 5.8x.

The reductions in the Company's total assets and debt-to-equity ratio are consistent with management's comments during its third quarter earnings call on November 4, 2016 in anticipation of risks associated with the U.S. presidential election, Brexit and a possible Federal interest rate hike in December 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By:	/s/ R. Lee Phegley, Jr.
Name: R. Lee Phegley, Jr.
Title: Chief Financial Officer

Date:  January 27, 2017